Exhibit 16.1
February 5, 2009

Mr. John Hanna
Chief Executive Officer
The Fashion House Holdings, Inc.
16333 Ventura Blvd., 6th Floor
Encino, CA 91436

Dear Mr. Hanna:

This is to confirm that the client-auditor relationship between The Fashion House Holdings, Inc. (Commission File Number 033-07075-LA) and Grobstein, Horwath & Company LLP has ceased.

Sincerely,

Grobstein, Horwath & Company LLP

cc:   Office of the Chief Accountant
PCAOB Letter Files
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549